Exhibit 99.1

Wireless Telecom GroupINC.

25 Eastmans Road, Parsippany, NJ 07054

Tel. (973) 386-9696    Fax (973) 402-4042

WIRELESS TELECOM GROUP ANNOUNCES

ACQUISITION OF COMMAGILITY, LTD.

NEWS RELEASE

February 21, 2017

Parsippany, New Jersey – Wireless Telecom Group, Inc. (NYSE MKT: WTT), a leader in advanced wireless communications solutions, announced today it has acquired CommAgility, Ltd., a privately-held developer of embedded signal processing and RF modules, LTE PHY/stack software for 4G/5G mobile networks and related applications.

CommAgility, headquartered in Leicestershire, England, provides proprietary solutions enabling the customization of the LTE standard for small cell and private network applications in a variety of rapidly growing commercial and defense markets, including satellite communications, backhaul and research. Additionally, CommAgility is a critical supplier for leading cellular network validation test systems currently on the market.

“The transaction with CommAgility is directly aligned with our strategy to add transformational growth opportunities to the Company and enhance our scale,” said Tim Whelan, Wireless Telecom’s CEO. “The combination creates a powerful expansion of the value proposition of our solution set by adding software centric solutions and a combined hardware and software skill set which enhances our product design capability to address large market opportunities. CommAgility also brings world-class engineering talent focused on LTE wireless communications that will allow us to accelerate our innovation to networking trends driven by 5G deployment and IoT development.”

“We are excited and believe that Wireless Telecom is the ideal partner to accelerate our growth initiatives to build upon our successful 10-year history,” said Edward Young, Managing Director and co-founder of CommAgility. “We share many of the same values including our dedication to innovation and commitment to customer excellence. We both have deep technical skills and incredible industry talent which together, strengthen our market leadership and create value for our customers, employees and shareholders.”

Benefits of the Combination:

Enhances our value proposition across both our Network Solutions and Test & Measurement segments

•	CommAgility’s technology is uniquely synergistic with WTG’s business, enabling new market applications and greater differentiation.

Accelerates expansion into fast growing markets, positions Wireless Telecom to support capacity requirements related to emerging 5G networks

•	Wireless Telecom becomes a vital supplier of signal processing technology for network validation systems supporting LTE and 5G deployments.

Enhances our scale and expands our total addressable market

•	CommAgility is expected to add approximately $10m USD of annual revenue to the combined business; on a pro-forma basis, the combined businesses generated revenue and Adjusted EBITDA (1) of $39.9 million and $2.1 million respectively for the twelve months ending September 30, 2016.

Adds deep LTE software and embedded hardware design expertise, and accelerates Wireless Telecom’s product roadmap

•	Adds over 30 engineers with software and hardware design skills to the combined enterprise and adds exceptional talent solving LTE and customized 4G/5G solutions.

Immediately accretive to margins and earnings, attractive purchase multiple and purchase structure aligned to shareholder interests

•	The acquisition is expected to be immediately accretive to Wireless Telecom’s gross and Adjusted EBITDA margins. Total purchase consideration including an estimated range of earn-outs is expected to be between 4.5x and 6.2x CommAgility’s 2018 UK GAAP Adjusted EBITDA. Upfront equity consideration and employment agreements for the 4 founders aligns long-term equity interests.

The combination of Wireless Telecom and CommAgility brings together two complementary companies with common core competencies designing custom and semi-custom RF solutions for overlapping end markets. CommAgility expects continued momentum designing custom LTE network solutions for the U.S. defense market, where Wireless Telecom has an entrenched position with its Boonton and Noisecom businesses. CommAgility also significantly enhances the Company’s Microlab offering for small cell and distributed antenna systems supporting carriers’ ever growing need for network coverage and capacity.

The initial purchase price for CommAgility is comprised of $12.5 million in cash and $6.25 million of Wireless Telecom common stock. The total purchase consideration includes up to $12.5 million of additional cash consideration in the form of a 24-month earn-out. The cash portion of the consideration at close was funded from a combination of cash on hand and borrowings from a newly issued senior credit facility from Bank of America, N.A.

The Board of Directors of both companies unanimously approved the transaction which closed simultaneously with the execution of the definitive agreement. B. Riley & Co., LLP is serving as exclusive financial advisor to Wireless Telecom Group and Bryan Cave LLP is serving as legal counsel. Convex Capital is serving as financial advisor and Rosenblatt LLP is serving as legal counsel to CommAgility.

A presentation further detailing the acquisition has been made available in the investor relations section of the Company’s website.

(1)	Adjusted EBITDA is a non-GAAP measure. A calculation of the combined pro-forma financials of WTG and CommAgility along with a reconciliation of Net Income to Adjusted EBITDA is set forth at the end of this press release.

Contact: Mike Kandell

(973) 386-9696

Forward Looking Statements

Except for historical information, the matters discussed in this press release may be considered “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include declarations regarding the intent, belief or expectations of the Company and its management and include the statements regarding increased revenues, immediate accretion, improved profitability margins and other financial benefits of the transaction. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results, including, among others, the Company’s ability to successfully integrate CommAgility, the ability to attract and retain key management, engineers and other key personnel of CommAgility, changes in exchange rates between our reporting currency, the dollar, and the British pound sterling, potential risks that arise from operating an multinational business, including compliance with changing regulatory environments, the Foreign Corrupt Practices Act and other similar laws, compliance with changing laws and regulations, potential economic and regulatory impact of the U.K.’s withdrawal from the European Union, the ability of management to successfully implement the Company’s business plan and strategy, product demand and development of competitive technologies in the Company’s or CommAgility’ s market sector, the impact of competitive products and pricing, the loss of any significant customers of the Company or CommAgility, the Company’s ability to protect its and CommAgility’ s property rights, the effects of adoption of newly announced accounting standards, the effects of economic conditions generally and trade, legal and other economic risks, as other risks and uncertainties set forth in the Annual Report on Form 10-K for the year ended December 31, 2015, and other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise, as except as required by law.

About Wireless Telecom Group, Inc.

Wireless Telecom Group designs and manufactures radio frequency (RF) and microwave-based products for wireless and advanced communications industries and markets its products and services worldwide under the Boonton, Microlab and Noisecom brands. Its complementary suite of high performance components and instruments includes RF combiners and broadband combiner boxes for in-building distributed antenna systems deployments (DAS), RF power splitters and diplexers, hybrid couplers, peak power meters, signal analyzers, noise modules, precision noise and generators. The Company serves both commercial and government markets with workflow-oriented, WiFi, WiMAX, satellite, cable, radar, avionics, medical, and computing applications. Wireless Telecom Group is headquartered in Parsippany, New Jersey, in the New York City metropolitan area, and maintains a global network of Sales and Service offices for excellent product service and support. Wireless Telecom Group’s website address is http://www.wtcom.com.

About CommAgility

CommAgility is an award-winning, world-leading developer of embedded signal processing and RF modules and LTE PHY/stack software, for 4G and 5G mobile network and related applications. CommAgility designs the latest DSP, FPGA and RF technologies into compact, powerful, and reliable products based on industry standard architectures. CommAgility’s LTE software for mobile devices and wireless infrastructure includes physical layer and protocol stack for small cells, physical layer and protocol stack for terminals, an advanced scheduler for small cells, and IP development in the areas of advanced PHY algorithms in multi-core SDR platforms.

CommAgility’s customers around the world integrate CommAgility products into high performance test equipment, specialized radio and intelligence systems, R&D demonstrators and trial systems. CommAgility is highly flexible and works closely with its key customers to meet their technical needs and to support them through development into volume production.

CommAgility was honored with two Queen’s Awards for Enterprise, in Innovation in 2016 and in International Trade in 2013. It appeared in the Sunday Times Hiscox Tech Track 100 list of fastest growing technology companies in 2015, and featured in the Deloitte UK Fast 50 in 2016, 2013, and 2012. See www.commagility.com.

Pro-Forma financial information and reconciliation of Adjusted EBITDA to US GAAP Net Income

The following table combines the unaudited financial results of WTT for the 12 months ended September 30, 2016 with CommAgility’s 12 months ended September 30, 2016 and also reconciles Net Income to Adjusted EBITDA for the trailing 12 month period ending September 30, 2016:

	(1)	(2)	(3)	(4)	(5)
		Commagility	Adjustment for	Commagility TTM	Combined TTM
	WTT TTM	TTM (UKGAAP)	USGAAP	(USGAAP)	Pro-forma
(in thousands)	9/30/2016	9/30/2016		9/30/2016	9/30/2016
Net Revenues	$30,251	$10,305	$(674)	$9,631	$39,882
Cost of Revenues	16,595	3,890		3,890	20,485
Gross Profit	13,656	6,415	(674)	5,741	19,397
Gross Profit %	45%	62%		60%	49%
Operating Expenses	14,561	4,890		4,890	19,451
Operating Income	(905)	1,525	(674)	851	(54)
Other Expense - Net	101	4		4	105
Net Income/(Loss) before taxes	(1,006)	1,521	(674)	847	(159)
Provision/(Benefit) for Income Taxes	(358)	(83)		(83)	(441)
Net Income/(Loss)	(648)	$1,604	$(674)	$930	$282

Reconciliation to Adjusted EBITDA:
Taxes	(358)	(83)		(83)	(441)
Depreciation and Amortization	625	633		633	1,258
Stock Compensation Expense	523	-		-	523
M&A Costs/Strategic Committee	416	-		-	416
Restructuring	51	-		-	51
Adjusted EBITDA	$609	$2,154		$1,480	$2,089
Adjusted EBITDA as a % of revenue	2%				5%

(3) US GAAP- Footnote Reconciliation applied above:
Net Income/(Loss) - UK GAAP			$1,604
Software Revenue Recognition Deferral			(674)
Net Income under US GAAP			$930

(1)	WTT’s unaudited trailing 12 months (TTM) ending 9/30/16
(2)	CommAgility’s results for the year ended 9/30/16 (UK GAAP)
(3)	Adjustments for US GAAP
(4)	CommAgility’s 9/30/16 audited financial statements in accordance with US GAAP, adjusted for US GAAP(GBP translated at $1.25/£1 avg exchange rate)
(5)	Combined results do not include effects of purchase accounting or financing